Exhibit 10.6

FISCAL 2010/2011 ANNUAL INCENTIVE BONUS PLAN SUMMARY

The Company’s three named executive officers are: Peter L. Vosotas, Chairman of the Board, President and Chief Executive Officer; Ralph T. Finkenbrink, Senior Vice President, Chief Financial Officer and Secretary; and Douglas W. Marohn, Senior Vice President—Branch Operations. The Company has in place an annual incentive bonus program for each of these named executive officers. Set forth below is a summary of the principal terms of such programs for the fiscal year ended March 31, 2010 (“Fiscal 2010”) and the fiscal year ending March 31, 2011 (“Fiscal 2011”):

Fiscal 2010

Cash Bonuses. In addition to his annual base salary, each named executive officer was entitled to receive cash bonuses for fiscal 2010 based upon the Company’s revenues and operating income exceeding certain target percentages. The tables below summarize the cash bonuses payable to each of the named executive officers based upon meeting or exceeding the indicated growth targets:

Revenue Growth Target (% Increase Over Fiscal 2009)*	Cash Bonus Payable to Each Named Executive Officer
3%	$ 5,000
6% or above	$20,000

* A prorated cash bonus was payable to each named executive officer in the event revenue growth was between the 3% and 6% targets.

Operating Income Growth Target (% Increase Over Fiscal 2008)*	Cash Bonus Payable to Each Named Executive Officer
4%	$ 5,000
8% or above	$20,000

*	A prorated cash bonus was payable to each named executive officer in the event operating income growth was between the 4% and 8% targets.

In addition to the foregoing, each of Mr. Vosotas and Mr. Finkenbrink was entitled to a cash bonus in the event the average closing price of the Company’s Common Stock for the five trading days immediately preceding April 1, 2010 exceeded the average closing price for the five trading days immediately preceding April 1, 2009. The table below summarizes the cash bonus payable to each of Mr. Vosotas and Mr. Finkenbrink based upon an increase in the Company’s stock price over the period indicated:

% Increase in Average Closing Price*	Cash Bonus Payable To Mr. Vosotas	Cash Bonus Payable to Mr. Finkenbrink
50%	$ 50,000	$20,000
100%	$ 75,000	$40,000
150%	$100,000	$40,000

*	A prorated cash bonus was payable to Mr. Vosotas in the event the increase in the Company’s average closing stock price for the period indicated was between 50% and 150% and to Mr. Finkenbrink in the event the increase in the Company’s average closing stock price for the period indicated was between 50% and 100%.

Pursuant to the foregoing awards, Messrs. Vosotas, Finkenbrink and Marohn received aggregate cash bonuses pursuant to the Fiscal 2010 incentive bonus program of $150,000, $80,000 and $40,000, respectively.

Equity Awards. Each of the Company’s named executive officers also received the following equity awards under the Company’s Equity Incentive Plan as part of the Fiscal 2010 incentive bonus program: (i) on March 31, 2009, Mr. Vosotas was awarded 25,000 shares of restricted stock, which shares will vest on the third anniversary following the date of grant; (ii) on March 31, 2009, Mr. Vosotas was granted options to purchase 50,000 shares at an exercise price of $2.62 per share, which options will vest in equal annual installments over two years following the date of grant; (iii) on April 1, 2009, Mr. Vosotas was awarded 25,000 shares of restricted stock, which shares will vest on the third anniversary following the date of grant; (iv) on April 1, 2009, Mr. Vosotas was granted options to purchase 25,000 shares at an exercise price of $2.58 per share, which options will vest in equal annual installments over two years following the date of grant; (v) on March 31, 2009, Mr. Finkenbrink was awarded 25,000 shares of restricted stock, which shares will vest on the third anniversary following the date of grant; (vi) on April 1, 2009, Mr. Finkenbrink was awarded 20,000 shares of restricted stock, which shares will vest on the third anniversary following the date of grant; and (vii) on March 31, 2009, Mr. Marohn was awarded 24,000 shares of restricted stock, which shares will vest on the third anniversary following the date of grant.

Fiscal 2011

Cash Bonuses. In addition to his annual base salary, each named executive officer is entitled to receive cash bonuses for Fiscal 2011 based upon the Company’s revenues and operating income exceeding certain target percentages. The tables below summarize the cash bonuses payable to each of the named executive officers based upon the Company meeting or exceeding the indicated growth targets:

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Revenue Growth Target (% Increase Over Fiscal 2010)*	Cash Bonus Payable to Mr. Vosotas	Cash Bonus Payable to Mr. Finkenbrink	Cash Bonus Payable to Mr. Marohn
5%	$15,000	$10,000	$15,000
10% or above	$30,000	$20,000	$30,000

*	A prorated cash bonus is payable to each named executive officer in the event revenue growth falls between the 5% and 10% targets.

Operating Income Growth Target (% Increase Over Fiscal 2010)*	Cash Bonus Payable to Mr. Vosotas	Cash Bonus Payable to Mr. Finkenbrink	Cash Bonus Payable to Mr. Marohn
10%	$15,000	$ 5,000	$10,000
20% or above	$30,000	$20,000	$20,000

*	A prorated cash bonus is payable to each named executive officer in the event operating income falls between the 10% and 20% targets.

In addition to the foregoing, Mr. Vosotas is entitled to a cash bonus in the event the average closing price of the Company’s Common Stock for the five trading days immediately preceding April 1, 2011 exceeds the average closing price for the five trading days immediately preceding April 1, 2010. The table below summarizes the cash bonus payable to Mr. Vosotas based upon an increase in the Company’s stock price over the period indicated:

% Increase in Average Closing Price*	Cash Bonus Payable
25%	$ 50,000
50%	$ 75,000
75% or above	$100,000

*	A prorated cash bonus is payable to Mr. Vosotas in the event the increase in the Company’s average closing stock price for the period indicated falls between 25% and 75%.

Equity Awards. Each of the Company’s named executive officers also received the following equity awards under the Company’s Equity Incentive Plan as part of the Fiscal 2011 incentive bonus program: (i) on April 15, 2010, Mr. Vosotas was awarded 25,000 shares of restricted stock, which shares will vest on March 31, 2012; (ii) on April 15, 2010, Mr. Finkenbrink was awarded 15,000 shares of restricted stock, which shares will vest on March 31, 2013; and (iii) on April 15, 2010, Mr. Marohn was awarded 8,000 shares of restricted stock, which shares will vest on March 31, 2013.

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